EXHIBIT 99.1


        TALON INTERNATIONAL REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

LOS ANGELES, CALIF. -- NOVEMBER 14, 2008 -- Talon International, Inc. (OTCBB:TALN), a leading global supplier of apparel accessories including Talon zippers, fasteners, trim and interlining products, reported financial results for the third quarter ended September 30, 2008.

THIRD QUARTER 2008 HIGHLIGHTS
o        Net sales for the quarter were $12.8 million, up 42% vs. Q3 2007
o        Talon zipper sales up 68% vs. Q3 2007
o Net loss for the period of $2.4 million includes impairment loss reserves of $1.5 million

THIRD QUARTER 2008 FINANCIAL RESULTS
Net sales for the third quarter of 2008 were $12.8 million, an increase of 42% from $9.0 million in the third quarter of 2007. The revenue gains are attributable to new brands and program sales of Talon Zipper and Trim products, and expansion within mainland China. Talon Zipper sales increased $3.0 million, or 68%, to $7.2 million in the quarter, as compared to the same period a year ago. Talon Trim sales increased $785,000, or 17%, to $5.5 million as compared to the same period a year ago. Tekfit product sales were $95,000 for the quarter.

Net sales for the nine months ended September 30, 2008 were $39.8 million, an increase of 26% from $31.7 million for the same period in 2007. Talon zipper sales for the first nine months of 2008 increased $6.8 million or 39% over the same period in 2007 to $24.3 million. Trim product sales for the first nine months of 2008 were $15.4 million or $1.9 million greater than the same period in 2007, for an increase of 14%. Tekfit product sales for the first nine months of 2008 were $139,000.

"Our gain in sales for the third quarter and year to date once again exceeded our expectations," said Lonnie Schnell, Talon's CEO. "The continued improvement is the result of new brand programs within the US and our sales expansion within Southeast Asia, particularly China. The demand for a quality global supply alternative within the zipper market remains strong. Talon products continue their popularity among major value focused retailers representing the major brands served by our customers."

Gross profit for the third quarter of 2008 totaled $3.2 million or 25% of sales, as compared to $2.5 million or 28% of sales in same quarter in 2007. Gross profit for the nine months ended September 30, 2008 was $10.9 million, an increase of $1.6 million over the same period in 2007. The increase in gross profit for the quarter and the nine months was attributable to higher overall sales volumes, partially offset by increased costs of manufacturing, freight and delivery. The gross margin as a percentage of sales in 2008 is lower than 2007 for the quarter and the first nine months as a result of a higher mix of lower margin zipper products in 2008 as compared to 2007, as well as volume price discounts to certain zipper brands in 2008.

Operating expenses for the third quarter of 2008 were $4.9 million, as compared to $5.6 million for the same period in 2007. Operating expenses for the nine months ended September 30, 2008 were $12.9 million, as compared to $12.0 million for the same period in 2007. Increased employee costs and business expenses in connection with the company's growth and expansion primarily account for the increase in operating expenses in the first nine months of 2008, which included charges of $724,000 associated with the severance of former executives.

Impairment reserves of $1.5 million were also recorded in the third quarter of 2008. This included an impairment reserve of $1.0 million to fully reserve the value of marketable securities obtained early in the year in settlement of a note receivable that had defaulted. (In the third quarter of 2007 an impairment reserve of $2.1 million in bad debts was recorded for the same note receivable exchanged for the marketable securities.) Additionally, an impairment reserve of $500,000 was recorded in the third quarter of 2008 in connection with certain components of idle equipment which are not expected to be redeployed in the near term. All of these impairment reserves are non-cash charges.

The net loss for the third quarter of 2008 was $2.4 million or $0.12 per share, as compared to a net loss of $3.7 million or $0.18 per share for the same period in 2007. The net loss for the third quarter of 2008 includes the $1.5 million of impairment reserves, as compared to the net loss in the third quarter of 2007 that included impairment reserves of $2.1 million. For the nine months ended September 30, 2008, net loss totaled $3.7 million or $0.18 per share, as compared to a net loss of $4.0 million or $0.21 per share for the same period in 2007.

The net loss for the third quarter and net loss for the first nine months of 2008 includes net interest expense of $625,000 and $1.8 million, respectively.

Cash on hand at September 30, 2008 was $2.0 million, as compared with $2.9 million at December 31, 2007.

CONFERENCE CALL
Talon International will hold a conference call on Monday, November 17, 2008, to discuss these quarterly financial results. Talon's CEO Lonnie D. Schnell will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow the presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Monday, November 17, 2008
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Domestic callers: 1-800-894-5910
International callers: 1-785-424-1052
Conference ID#: 7TALON
Internet Simulcast and replay:  http://viavid.net/dce.aspx?sid=000059a4

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time and until December 17, 2008:

Toll-free replay number: 1-800-723-2156
International replay number: 1-402-220-2660

ABOUT TALON INTERNATIONAL, INC.
Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers. Talon manufactures and distributes zippers and other fasteners under its Talon(R) brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waistbands under its trademark names, Talon, Tag-It and TekFit, to more than 60 apparel brands and manufacturers including Levi Strauss & Co., Juicy Couture, Ralph Lauren, Victoria's Secret, Target Stores, Wal-Mart, and Express. The company has offices and facilities in the United States, Hong Kong, China, India and the Dominican Republic.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the company's industry, competition and capital requirements, and the potential for growth in zipper sales and other products. Factors which could cause actual results to differ materially from these forward-looking statements include our ability to manage an international expansion, the level of acceptance of the company's products by retailers and consumers, pricing pressures and other competitive factors, our ability to reduce costs, and the unanticipated loss of major customers. These and other risks are more fully described in the company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

COMPANY CONTACT                            INVESTOR RELATIONS
Talon International, Inc.                  Scott Kitcher
Rayna Hernandez                            Liolios Group, Inc.
Tel (818) 444-4128                         Tel (949) 574-3860
raynah@talonzippers.com                    info@liolios.com

                            TALON INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                             Three Months Ended              Nine Months Ended
                                                September 30,                  September 30,
                                       ----------------------------    ----------------------------
                                            2008           2007            2008             2007
                                       ------------    ------------    ------------    ------------
Net sales ..........................   $ 12,772,021    $  9,013,135    $ 39,778,139    $ 31,670,234
Cost of goods sold .................      9,552,669       6,486,659      28,899,918      22,422,412
                                       ------------    ------------    ------------    ------------
   Gross profit ....................      3,219,352       2,526,476      10,878,221       9,247,822

Selling expenses ...................        877,593         722,447       2,365,421       2,161,666
General and administrative expenses       2,518,048       2,731,665       8,948,448       7,749,445
Reserve for note impairment ........           --         2,127,653            --         2,127,653
Loss on marketable securities ......      1,040,000            --         1,040,000            --
Impairment loss on idle equipment ..        500,000            --           500,000            --
                                       ------------    ------------    ------------    ------------
   Total operating expenses ........      4,935,641       5,581,765      12,853,869      12,038,764

Loss from operations ...............     (1,716,289)     (3,055,289)     (1,975,648)     (2,790,942)
Interest expense, net ..............        624,716         647,514       1,817,360       1,138,088
                                       ------------    ------------    ------------    ------------
Loss before income taxes ...........     (2,341,005)     (3,702,803)     (3,793,008)     (3,929,030)
Provision (benefit) for income taxes         99,150         (20,972)       (112,266)         57,652
                                       ------------    ------------    ------------    ------------
   Net Loss ........................   $ (2,440,155)   $ (3,681,831)   $ (3,680,742)   $ (3,986,682)
                                       ============    ============    ============    ============

Basic loss per share ...............   $      (0.12)   $      (0.18)   $      (0.18)   $      (0.21)
                                       ============    ============    ============    ============

Diluted loss per share .............   $      (0.12)   $      (0.18)   $      (0.18)   $      (0.21)
                                       ============    ============    ============    ============

Weighted average number of common
 shares outstanding:
   Basic ...........................     20,291,433      20,041,433      20,291,433      19,060,664
                                       ============    ============    ============    ============
   Diluted .........................     20,291,433      20,041,433      20,291,433      19,060,664
                                       ============    ============    ============    ============

                            TALON INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                             September 30,
                                                                 2008        December 31,
                                                              (Unaudited)        2007
                                                             ------------    ------------
Assets
Current Assets:
   Cash and cash equivalents .............................   $  2,037,795    $  2,918,858
   Marketable Securities, net of valuation reserves ......           --         1,040,000
   Accounts receivable, net ..............................      6,095,504       3,504,351
   Inventories, net ......................................      2,352,002       2,487,427
   Prepaid expenses and other current assets .............        572,553         945,566
                                                             ------------    ------------
Total current assets .....................................     11,057,854      10,896,202

Property and equipment, net ..............................      4,259,268       5,210,446
Property held for sale ...................................        770,071         700,000
Due from related parties .................................        661,528         625,454
Other intangible assets, net .............................      4,110,751       4,110,751
Other assets .............................................        546,547         140,782
                                                             ------------    ------------
Total assets .............................................   $ 21,406,019    $ 21,683,635
                                                             ============    ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable .......................................   $  9,174,748    $  6,603,929
  Accrued legal costs ....................................        233,063         498,846
  Other accrued expenses .................................      2,821,569       2,646,662
  Demand notes payable to related parties ................         85,176          85,176
  Current portion of capital lease obligations ...........        255,277         323,317
  Current portion of notes payable .......................        245,818         299,108
                                                             ------------    ------------
Total current liabilities ................................     12,815,651      10,457,038

Capital lease obligations, less current portion ..........          5,688         189,705
Notes payable, less current portion ......................        679,286         848,484
Revolver note payable ....................................      4,138,988       3,807,806
Term notes payable, net of discount ......................      7,740,959       7,014,301
Other long term liabilities ..............................         93,869          83,651
                                                             ------------    ------------
Total liabilities ........................................     25,474,441      22,400,985

Commitments and contingencies

Stockholders' Equity:
Preferred stock Series A, $0.001 par value; 250,000 shares
   authorized; no shares issued or outstanding ...........           --              --
   Common stock, $0.001 par value, 100,000,000 shares
     authorized; 20,291,433 shares issued and outstanding
     at September 30, 2008 and December 31, 2007 .........         20,291          20,291
  Additional paid-in capital .............................     54,726,608      54,510,161
  Accumulated deficit ....................................    (58,972,988)    (55,292,246)
  Accumulated other comprehensive income .................        157,667          44,444
                                                             ------------    ------------
Total stockholders' equity (deficit) .....................     (4,068,422)       (717,350)
                                                             ------------    ------------
Total liabilities and stockholders' equity ...............   $ 21,406,019    $ 21,683,635
                                                             ============    ============